SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2018

Blake Insomnia Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55022	46-0780380
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

244, 5th Avenue, Suite A-154 New York, N.Y.	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 453-4912

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [X]

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SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On February 1, 2018, we entered into a consulting agreement with Birger Jan Olsen. Under the consulting agreement, Mr. Olsen is to provide the following services: (1) continue managing clinical trials; (2) assist us with SEC filings; (3) assist in other duties. In consideration, we agreed to compensate Mr. Olsen with a 5% royalty for a period of 5 years for any revenue generated by us from sales of Zleepax and any new product or services derived from Zleepax. Mr. Olsen agreed to a non-compete for 2 years.

The foregoing description of the terms of the consulting agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the agreement, a copy of which is filed as Exhibits 10.1 to this report, and the terms of which are incorporated herein by reference.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2018, Birger Jan Olsen resigned from all officer positions and as a member of the Board of Directors. There was no known disagreement with Mr. Olsen on any matter relating to our operations, policies or practices.

Also on February 1, 2018, our Board of Directors appointed Daniel Cattlin as our President, Chief Executive Officer, Secretary, and Chief Financial Officer, Treasurer and Director.

From June 2012 to October 2013, Mr. Cattlin worked for Cycad Enterprises as Operations Manager where he created budget schedules for tournaments, coordinated all logistics for teams, arranged and liaised with media and broadcasters, and aided with the negotiations of potential sponsors. From October 2013 to February 2014, Mr. Cattlin worked for News Corp UK as Online Sub-Editor where he developed and implemented new processes for online access, created and edited articles for online users, oversaw all online articles to ensure configuration with website and app services. From March 2014 to present, Mr. Cattlin works for Cyberfort Software, Inc. as CEO where he structures, negotiates and secures equity financing, oversees development for company IP, and develops, executes and monitors strategies for company’s assets and investments.

There are no family relationships between Mr. Cattlin and any of our directors or executive officers.

Mr. Cattlin has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

SECTION 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

99.1 Consulting Agreement, dated February 1, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blake Insomnia Therapeutics, Inc.

/s/ Daniel Cattlin
Daniel Cattlin Chief Executive Officer

Date: March 9, 2018

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